Exhibit 10.4
EXECUTION VERSION
GUARANTEE AND COLLATERAL AGREEMENT
made by
MERGE HEALTHCARE INCORPORATED,
and the other signatories hereto
in favor of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent
Dated as of April 28, 2010

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SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions Required for Perfection
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Letter of Credit Rights
Schedule 8	Commercial Tort Claims
Schedule 9	Trade Names

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III-A	Form of Copyright Security Agreement
Annex III-B	Form of Patent Security Agreement
Annex III-C	Form of Trademark Security Agreement
Annex IV	Form of Pledge Supplement
Annex V	Form of Control Agreement

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EXECUTION VERSION
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 28, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
RECITALS
          A. Pursuant to the Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among MERGE HEALTHCARE INCORPORATED, a Delaware corporation, (the “Company”), the Guarantors party thereto, the Collateral Agent and the Trustee, the Company has issued $200,000,000 aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”) to the Holders upon the terms and subject to the conditions set forth therein;
          B. The Company is a member of an affiliated group of companies that includes each other Grantor;
          C. The proceeds of the Notes will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          D. The Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Notes; and
          E. It is a condition precedent to the obligation of the initial Holders to purchase the Notes that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.
          NOW, THEREFORE, in consideration of the premises and to induce the initial Holders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
               SECTION 1.DEFINED TERMS
          1.1. Definitions.
          (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

          (b) The following terms shall have the following meanings:
          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Collateral”: as defined in Section 3.
          “Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.
          “Collateral Agent”: as defined in the preamble to this Agreement.
          “Company”: as defined in the recitals to this Agreement.
          “Company Notes Obligations”: the collective reference to the unpaid principal of, interest on and other amounts payable on the Notes under the Indenture and all other obligations and liabilities of the Company to any Trustee, Collateral Agent, Holder or indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement or the other Note Documents, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, attorney’s fees and legal expenses) as expressly provided for in the foregoing documents (including interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes under the Indenture and interest accruing at the then applicable rate provided in the Indenture after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Note Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).
          “Company Obligations”: the collective reference to (i) the Company Notes Obligations and (ii) all other obligations and liabilities of the Company, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Company pursuant to the terms of the Indenture or this Agreement.
          “Contracts”: all contracts, leases and other agreements entered into by any Grantor pursuant to which such Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to perform and to exercise all remedies thereunder.

          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Copyright Licenses”: with respect to any Grantor, all agreements (whether or not in writing) pursuant to which such Grantor grants or obtains any right with respect to any Copyright (including, without limitation, those agreements listed in Schedule 6), including, without limitation, the rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials or materials derived from any Copyright, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, misappropriations, breaches or other violations with respect thereto, and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.
          “Copyright Security Agreement”: an agreement substantially in the form of Annex III-A hereto.
          “Copyrights”: collectively, copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), including, without limitation, each registration identified on Schedule 6, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, dilutions, misappropriations, or other violations thereof, and (vi) rights corresponding thereto throughout the world.
          “Dollars”: dollars in lawful currency of the United States.
          “Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
          “Employee Option Exercise Account”: that certain Securities Account of the Company established at Morgan Stanley Smith Barney LLC, with account number identified on Schedule 2 hereto, solely for the purpose of facilitating the exercise of options held by employees of the Company and the delivery of Capital Stock of the Company in connection therewith.
          “Excluded Assets”: as defined in Section 3.
          “Excluded Deposit Account”: collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, (b) Deposit Accounts established solely for the purpose of receiving and paying sales tax liabilities in such amounts as are required in the reasonable judgment of the applicable Grantor in the ordinary course of business and consistent with past practice to be paid to the Internal Revenue Service or state or local government agencies, (c) any Deposit Account established solely for a purpose similar to the Employee Option Exercise Account and (d) Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clauses (a)-(c)), do not exceed $250,000 average daily balance in any month.
          “Excluded Perfection Assets”: (i) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; and (ii) Money which has not been transferred to or deposited into any Deposit Account of any Grantor.
          “Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.
          “Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Grantor”: as defined in the preamble to this Agreement.
          “Group Member”: the collective reference to the Company and its Subsidiaries.
          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor with respect to the Notes which may arise under or in connection with this Agreement (including Section 2) or any other Note Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, attorney’s fees and legal expenses) as expressly provided for in the foregoing documents (including all compensation, expense reimbursement and indemnity obligations arising or incurred as provided in the Note Documents after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).
          “Guarantors”: the collective reference to the Company and the Subsidiary Guarantors.
          “Indenture”: as defined in the preamble to this Agreement.
          “Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all inventions described and claimed therein, and reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, tradenames, slogans, logos, trade dress, Internet Domain Names , and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and symbolized thereby, and reissues, continuations, extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof; (f) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (g) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing, and (h) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.
          “Intellectual Property Licenses”: the collective reference to the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.
          “Intercompany Note”: any promissory note evidencing loans or other monetary obligations owing to any Grantor by any Group Member.
          “Internet Domain Names”: all Internet domain names and associated URL addresses.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.
          “Issuers”: the collective reference to each issuer of any Investment Property purported to be pledged hereunder.
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference,

priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Material Adverse Effect”: a material adverse effect on the business and financial condition of the Company, the Guarantors (including, but not limited to, AMICAS, Inc.) and their respective subsidiaries, taken as a whole.
          “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Notes”: as defined in the preamble to this Agreement.
          “Obligations”: the Company Obligations and the Guarantor Obligations.
          “Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By Laws, Limited Liability Company Agreement, Partnership Agreement or other organizational or governing documents of such Person.
          “Patent License”: with respect to any Grantor, all agreements (whether or not in writing) pursuant to which such Grantor grants or obtains any right to any Patent (including those agreements listed on Schedule 6), including, without limitation, the right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, misappropriations, breaches or other violations with respect thereto, and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.
          “Patent Security Agreement”: an agreement substantially in the form of Annex III-B hereto.
          “Patents”: collectively, patents, patent applications, certificates of inventions, industrial designs (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule 6, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, and other violations thereof, (iv) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof, and (v) rights corresponding thereto throughout the world.
          “Person”: an individual, partnership, corporation, other corporate body, limited liability company, other company, ULC, business trust, joint stock company, trust,

unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Pledged Alternative Equity Interests” shall mean all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, and Pledged LLC Interests.
          “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Alternative Equity Interests, and ULC Shares.
          “Pledged LLC Interests”: all interests owned, directly or indirectly, by any Grantor in any limited liability company (including those listed on Schedule 2) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
          “Pledged Notes”: all promissory notes at any time issued to or owned, held or acquired by any Grantor including, without limitation, all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2).
          “Pledged Partnership Interests”: all interests owned, directly or indirectly, by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 2) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.
          “Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby.
          “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.
          “PTO”: the United States Patent and Trademark Office and any substitute or successor agency.
          “Purchase Agreement”: that certain Purchase Agreement, dated as of April 19, 2010, by and among the Company, the Guarantors and the initial purchaser party thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).
          “Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Secured Parties”: the collective reference to the Holders, the Collateral Agent and the Trustee, and each of their successors and assigns.
          “Securities Act”: the Securities Act of 1933, as amended.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
          “Subsidiary Guarantor”: each Subsidiary of the Company other than any Foreign Subsidiary.
          “Trade Secret License”: with respect to any Grantor, any agreement (whether or not in writing), pursuant to which such Grantor grants or obtains any right to use any Trade Secret, including any of the foregoing agreements referred to in Schedule 6, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Trade Secrets, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, misappropriations, breaches or other violations with respect thereto, and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.
          “Trade Secrets”: (i) all trade secrets, confidential information, know-how and processes, designs, inventions, technology, and compilations, data, databases, and computer programs (whether in source code, object code, or other form) and all documentation (including, without user manuals and training materials) related thereto, and proprietary methodologies, algorithms, and information, and any other intangible rights, to the extent not covered by the definitions of Patents, Trademarks and Copyrights, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations, and other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, and other violations thereof, and (iv) rights corresponding thereto throughout the world.
          “Trademark License”: with respect to any Grantor, any agreement (whether or not in writing) pursuant to which such Grantor grants or obtains any right to use any Trademark (including those agreements listed on Schedule 6), and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements, misappropriations, breaches or other violations with respect thereto, and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.
          “Trademark Security Agreement”: an agreement substantially in the form of Annex III-C hereto.
          “Trademarks”: collectively, all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, including, without limitation, each registration and application identified on Schedule 6, together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions, misappropriations, or other violations thereof, (vi) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof, and (vii) rights corresponding thereto throughout the world.
          “Trustee”: as defined in the preamble to this Agreement.
          “UCC”: the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
          “ULC”: means an Issuer that is an unlimited company, unlimited liability company or unlimited liability corporation under any ULC Laws or other similar corporate body.
          “ULC Laws”: means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws of any province of Canada governing ULCs.
          “ULC Shares”: means shares or other equity interest in the capital stock of a ULC.
          1.2. Other Definitional Provisions.
          (a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).
          (b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

          (e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.
               SECTION 2. GUARANTEE
          2.1. Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Company Obligations.
          (b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Company Obligations, including specifically all Additional Notes issued under the Indenture and other future increases in the Company Obligations, whether or not any such increase is contemplated or provided for by the Note Documents on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Capital Stock in such Guarantor. For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Note Document: (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement or any other Note Document and (z) does not require the consent or approval of any Person.
          (c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Company Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full, notwithstanding that from time to time during the term of the Indenture the Company may be free from any Company Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Notes under the Indenture and the release of the Collateral and remain enforceable as to all Company Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15(a) or (b).
          (d) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Company Obligations then outstanding or thereafter incurred.

          2.2. Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Company Obligations by any Grantor or is received or collected on account of the Company Obligations from any Grantor or its property:
          (a) If such payment is made by the Company or from its property, the Company shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Guarantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Guarantor or its property.
          (b) If such payment is made by the Company or from its property or if any payment is made by the Company or from its property in satisfaction of the reimbursement right of any Guarantor set forth in Section 2.2(c), the Company shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Guarantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Guarantor or its property, until payment in full of all outstanding Obligations.
          (c) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Company and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than Obligations) and any other equitable considerations deemed appropriate by the court.
          (d) If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(c), such Guarantor shall be entitled, subject to and upon payment in full of all outstanding Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor under Section 2.2(c)) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Company and the Guarantors, and not against the Secured Parties, and neither the Collateral Agent, Trustee nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Guarantor, then (subject to and upon payment in full of all outstanding Obligations) the Trustee shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument reasonably satisfactory to the Trustee transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Trustee may then hold in whatever Collateral may then exist that was not previously released or disposed of by the Trustee.
          (e) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Trustee, for application to the payment of the Obligations in accordance with Section 6.5. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Trustee, in the exact form received and, if necessary, duly endorsed.
          (f) The obligations of the Guarantors under the Note Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (g) Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Collateral Agent, Trustee nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.
          2.3. Amendments, etc. with respect to the Company Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Company Obligations continued, and the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Indenture and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Trustee (or the requisite Secured Parties) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.
          2.4. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Company Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Company and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Indenture or any other Note Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5. Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Company Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.
          2.6. Payments. Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Trustee without set-off or counterclaim in Dollars in immediately available funds at the place of payment specified in the Indenture.
               SECTION 3. GRANT OF SECURITY INTEREST
          Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Contracts;
          (d) all Deposit Accounts;
          (e) all Documents;
          (f) all General Intangibles;
          (g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
          (h) all Instruments;
          (i) all Intellectual Property;
          (j) all Investment Property;
          (k) all Money;
          (l) all Capital Stock;
          (m) all Commercial Tort Claims
          (n) all Letter of Credit Rights;

          (o) all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;
          (p) all books and records (regardless of medium) pertaining to any of the foregoing; and
          (q) all Proceeds of any of the foregoing;
provided, that (i) this Agreement shall not constitute a grant of a security interest in any property (collectively, the “Excluded Assets”) to the extent that and for as long as such grant of a security interest (A) is prohibited by any Requirement of Law, (B) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained, (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (D) is in any United States Trademark applications filed on the basis of a Grantor’s intent-to-use such mark, in each case, unless and until evidence of the use of such Trademark in interstate commerce is submitted to the PTO, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application, provided, that to the extent such application is excluded from the Collateral, upon the submission of evidence of use of such Trademark to the PTO, such Trademark application shall automatically be included in the Collateral, without further action on any party’s part, (E) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, (F) is in motor vehicles or other assets in which a security interest may be perfected only through compliance with a certificate of title or similar statute, (G) is in property and assets which are located outside of the United States to the extent a lien on such property and assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of such Grantor, (H) is in leasehold interests in real property and (I) is in proceeds and products of any and all of the assets described in clauses (A) through (H) above only to the extent that such proceeds and products would constitute property or assets of the type described in clauses (A) through (H) above; and (ii) the security interest granted hereby (X) shall attach at all times to all proceeds of such property only to the extent that such proceeds would not constitute property or assets of the type described in clauses (A) through (H) above, (Y) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (Z) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).
               SECTION 4. REPRESENTATIONS AND WARRANTIES
          Each Grantor hereby represents and warrants to each Secured Party that:

          4.1. Representations in the Purchase Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 1 of the Purchase Agreement as they relate to such Guarantor or to the Note Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 4.1, be deemed a reference to such Guarantor’s knowledge.
          4.2. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Indenture, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral authorized by any Grantor is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Liens that are permitted by the Indenture or any other Note Document or for which termination statements authorized by the appropriate parties will be delivered on the Closing Date.
          4.3. Perfected First Priority Liens.
          (a) Each Grantor shall file any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form) and the obtaining and maintenance of “control” (within the meaning of Section 8-106 and 9-104 of the UCC) by the Collateral Agent of all Deposit Accounts (other than Excluded Deposit Accounts), the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (except for Excluded Perfection Assets) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and is and will be prior to all other Liens on such Collateral except for Liens permitted by the Indenture which have priority over the Liens on such Collateral by operation of law. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 hereof, each Grantor has taken all actions necessary or desirable to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Deposit Accounts) of such Grantor and (iii) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor.

          (b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Capital Stock or Investment Property to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.
          4.4. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization or formation, organizational identification number from the jurisdiction of organization or formation (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized or formed solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or organizational structure in any way (e.g. by merger, consolidation, amalgamation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not permitted by the Indenture. Such Grantor has furnished to the Collateral Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and good standing or similar certificate as of a date which is recent to the date hereof.
          4.5. Inventory and Equipment. On the date hereof Schedule 5 sets forth all locations where any material amount of Inventory and Equipment (other than goods in transit) are kept.
          4.6. Farm Products. On the date hereof, none of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7. Investment Related Property and Deposit Accounts. (a) As of the date hereof, Schedule 2 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests” and “Pledged Partnership Interests,” all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes with a fair market value in excess of $100,000 individually or $500,000 in the aggregate owned by any Grantor and, to the knowledge of such Grantor, all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument owing to such Grantor. As of the date hereof, Schedule 2 hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in excess of $100,000 individually or $250,000 in the aggregate in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than the Employee Option Exercise Account and the Excluded Deposit Accounts), other than the interest of the Collateral Agent granted under this Agreement, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.
          (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding first tier Foreign Subsidiary Voting Stock of each relevant Issuer.
          (c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable; provided that any ULC Shares which are Pledged Equity Interests are assessable in accordance with applicable ULC Laws.
          (d) The terms of any Pledged LLC Interests and Pledged Partnership Interests either (1) expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in any jurisdiction, including, without limitation, the “issuer’s jurisdiction” (as such term in defined in the UCC in effect in such jurisdiction) of each Issuer thereof, or (2) (i) are not traded on securities exchanges or in securities markets, (ii) are not “investment company securities” (as defined in Section 8-103(b) of the New York UCC and (iii) do not provide, in the related operating or partnership agreement, as applicable, certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, or otherwise that they are securities governed by the Uniform Commercial Code of any jurisdiction.
          (e) Such Grantor is the record and beneficial owner of, and has valid title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted to exist on the Collateral by the Indenture.
          4.8. Receivables.
          (a) As of the date hereof, no amount payable to such Grantor under or in connection with any Receivable in excess of $100,000, individually is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Collateral Agent.

          (b) As of the date hereof, none of the obligors on any Receivables in excess of $1,000,000 in the aggregate is a Governmental Authority.
          4.9. Intellectual Property.
          (a) Schedule 6 sets forth a true and accurate list of all (i) United States registrations of and applications for Patents (other than registrations and applications that have been cancelled or abandoned), Trademarks (other than registrations and applications that have been cancelled or abandoned), and Copyrights owned by the Grantor, and (ii) Intellectual Property Licenses material to the business of the Grantor or pursuant to which Grantor grants an exclusive license to any other Person.
          (b) Such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to the Intellectual Property listed on Schedule 6, and owns or is validly licensed to use all other Intellectual Property used or held for use in or reasonably necessary for the conduct of its business as currently conducted, free and clear of all Liens, except for the Intellectual Property Licenses under which such Grantor is the licensor set forth on Schedule 6 and other non-material licenses under which such Grantor is the licensor in existence as of the date hereof;
          (c) All registrations and applications for Copyrights, Patents and Trademarks included in the Collateral are owned by a Grantor and are subsisting, valid, enforceable, and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.
          (d) Such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property included in the Collateral in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.
          (e) No holding, decision, or judgment has been rendered in any action or proceeding before any court, administrative or other governmental authority, challenging the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property, and no such action or proceeding is pending or, to the Grantors’ knowledge, threatened, in each case except as could not reasonably be expected to have a Material Adverse Effect.
          (f) Such Grantor has been using appropriate statutory notice of registration in connection with its use of registered material Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of the Grantor to the extent required by applicable law, in each case except as could not reasonably be expected to have a Material Adverse Effect.
          (g) (i) To Grantor’s knowledge, neither the conduct of the Grantor’s business nor the use of the material Intellectual Property in connection therewith infringes, misappropriates, dilutes or otherwise violates the Intellectual Property rights of any other Person in any material respect that would impair the rights of such Grantor in such Intellectual Property, (ii) no such claim has been made or, to Grantor’s knowledge, threatened against any Grantor, except as could not reasonably be expected to have a Material Adverse Effect, and (iii) to Grantors’ knowledge, there is no valid basis for any such claim, except as could not reasonably be expected to have a Material Adverse Effect.
          (h) To Grantors’ knowledge, no third party is infringing upon any Intellectual Property included in the Collateral owned or used by Grantor in any material respect and there has been no such claim asserted or threatened against any third party by the Grantor, except as could not reasonably be expected to have a Material Adverse Effect.
          (i) Such Grantor is not a party to or otherwise bound by any settlement or consent agreement, covenant not to sue, non-assertion assurance, release or other similar agreement that could reasonably be expected, individually or in the aggregate, to materially and adversely affect Grantors’ rights to own or use any material portion of the Intellectual Property included in the Collateral.
          (j) With respect to each material Copyright License, Trademark License, Patent License, and Trade Secret License: (i) such agreement is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement.
          (k) Such Grantor is in compliance and as of the last three (3) years has been in compliance in all material respects with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by such Grantor, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect.
          (l) Such Grantor has taken commercially reasonable steps necessary to protect the confidentiality of its material trade secrets.
          (m) Such Grantor has taken all reasonable steps consistent with past practice and reasonable business judgment to adequately protect its interest in its material Intellectual Property owned by such Grantor.
          4.10. [Intentionally Omitted].
          4.11. Letter-of-Credit Rights. Such Grantor is not a beneficiary or assignee under any letter of credit with a face amount in excess of $500,000 other than the letters of credit described on Schedule 7.
          4.12. Commercial Tort Claims. Such Grantor has no Commercial Tort Claims in excess of $500,000 other than those described on Schedule 8.

          4.13. Trade Names; Etc. Such Grantor does not have or operate in any jurisdiction under, or in the preceding five (5) years has not had or operated in any jurisdiction under, any trade name, fictitious names or other names except its legal name as specified in Schedule 3 and such other trade or fictitious names as are listed on Schedule 9 for such Grantor.
               SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):
          5.1. Covenants in Indenture. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Indenture pertaining to actions to be taken, or not taken, by such Grantor will result.
          5.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter of Credit Rights.
          (a) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper with a face amount in excess of $1,000,000 individually, such Grantor shall notify the Collateral Agent and such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.
          (b) If any of the Collateral of such Grantor is or shall become “Electronic Chattel Paper” with a face amount in excess of $1,000,000 individually, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
          (c) If any of the Collateral with a fair market value in excess of $500,000 of such Grantor is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the issuer thereof either (i) to register the Collateral Agent or its nominee as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event within thirty (30) days of such request) agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Annex II.
          (d) Intentionally Omitted.

          (e) In the case of any Letter of Credit Rights in any letter of credit that is Collateral of such Grantor exceeding $500,000 individually or $1,000,000 in the aggregate in value, such Grantor shall promptly use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. No Grantor will consent to any person having “control” (within the meaning of Section 9-107 of the UCC) over, or any other interest in, any Letter-of-Credit Rights which such Grantor has an interest, other than the Collateral Agent.
          5.3. Maintenance of Insurance.
          (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance policies (i) insuring the Collateral in at least such amounts and against at least such risks consistent with past practices of such Grantor, or other risks as may be required by the Indenture and (ii) naming the Collateral Agent on behalf of the Secured Parties as additional insureds under liability insurance policies.
          (b) Such Grantor shall use commercially reasonable efforts (consistent with industry practice) to cause each such policy to include satisfactory endorsements to (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice thereof to the Collateral Agent (or ten (10) days for cancellation due to non-payment), and (ii) name the Collateral Agent as additional insured party and/or loss payee.
          5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes and other assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except such taxes, charges, levies or claims as to which the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.
          5.5. Maintenance of Perfected Security Interest; Further Documentation.
          (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Note Documents to dispose of the Collateral.
          (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Collateral Agent may reasonably request.
          (c) Such Grantor shall give to the Collateral Agent and the other Secured Parties holding at least 25% of the aggregate principal amount of the Notes at all times upon reasonable prior notice full and free access during normal business hours (and unless an Event of Default is then continuing, not more than once per calendar year) to all of its books, correspondence and records and the Collateral Agent and the other Secured Parties holding at least 25% of the aggregate principal amount of the Notes and their respective representatives may examine, inspect or audit the same, take extracts therefrom and make photocopies thereof, and the Grantors agree to render to the Collateral Agent and such other Secured Parties, at such Grantor’s reasonable cost and expense. The Collateral Agent and the other Secured Parties holding at least 25% of the aggregate principal amount of the Notes and their respective representatives shall at all times upon reasonable prior notice and during normal business hours (and unless an Event of Default is then continuing, not more than once per calendar year) also have the right to enter into and upon any premises owned or leased by Grantors where any of the Inventory or Equipment is located for the purpose of examining, inspecting or auditing the same, observing its use or otherwise protecting their interests therein.
          (d) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation, a completed pledge supplement, substantially in the form of Annex IV attached hereto, and take such further actions as the Collateral Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.
          5.6. Changes in Name, etc. Except as otherwise permitted by the Indenture, such Grantor will not, except upon not less than twenty (20) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents (executed where appropriate) required to maintain the validity, perfection and priority of the security interests provided for herein, and as otherwise reasonably requested by the Collateral Agent:
     (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or
     (ii) change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by such Grantor in connection with this Agreement would become misleading.
          5.7. Notices. Such Grantor will advise the Collateral Agent and the Trustee promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would materially and adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.
          5.8. Investment Property.
          (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that in no event shall there be pledged more than 65% of any of the outstanding Foreign Subsidiary Voting Stock of any first-tier Foreign Subsidiary. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent (unless otherwise agreed in the Indenture) to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, in the case of any Capital Stock consisting of ULC Shares, (i) the provisions hereof are subject to Section 8.18 of this Agreement, (ii) no Grantor shall receive any property as trustee and (iii) to the extent not covered by clauses (i) and (ii) above, the obligations of the Grantor provided for in this paragraph shall otherwise apply.
          (b) Such Grantor will not, except as permitted by the Indenture, (i) vote to enable, or take any other action to permit, any Issuer of Pledged Stock to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens permitted by the Indenture or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (unless such restriction is permitted by the Indenture).
          (c) Such Grantor agrees that, with respect to any Investment Property consisting of Securities Accounts or Securities Entitlements in excess of $500,000 individually or $1,000,000 in the aggregate (other than the Employee Option Exercise Account), it shall use commercially reasonable efforts to cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement, substantially in the form of Annex V, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders”

without further consent by such Grantor and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 9-106 of the UCC) over such Securities Accounts or Securities Entitlements. With respect to any Investment Property that is a Deposit Account (other than Excluded Deposit Accounts), it shall use commercially reasonable efforts to cause the depositary institution maintaining such account to enter into an agreement, substantially in the form of Annex V, pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions without further consent by such Grantor and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Such Grantor shall have used commercially reasonable efforts to enter into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than the Employee Option Exercise Account and the Excluded Deposit Accounts) that exist on the Closing Date in excess of the thresholds set forth above no later than ninety (90) days after the Closing Date, and (ii) any Securities Accounts, Securities Entitlements, Deposit Accounts (other than the Employee Option Exercise Account and the Excluded Deposit Accounts) or Commodity Accounts in excess of the thresholds set forth above that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Deposit Accounts (other than the Employee Option Exercise Account and the Excluded Deposit Accounts) or Commodity Accounts.
          (d) In the case of each Grantor which is an Issuer and is not a ULC, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property issued by it.
          (e) Such Grantor covenants and agrees that, except as permitted by the Indenture, it will not agree to any election by any limited liability company or partnership, as applicable, that is a Subsidiary of such Grantor to treat the Pledged LLC Interests or Pledged Partnership Interests, as applicable, as securities governed by the UCC unless it takes commercially reasonable action in order to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as applicable.
          5.9. Receivables. Other than in the ordinary course of business or as permitted by the Note Documents, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for a material amount less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable or (iv) allow any additional credit or discount on any Receivable except for those extensions, compromises, settlements, releases, credits and discounts as have heretofore been customary in the business of such Grantor.
          5.10. [Intentionally Omitted].
          5.11. Intellectual Property.

(a) On a continuing basis, each Grantor shall, at its sole cost and expense:
     (i) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, promptly following its becoming aware thereof, notify the Collateral Agent of (1) the institution of any material proceeding in any court, administrative or other governmental body or in the PTO or the United States Copyright Office, or any adverse determination in any such material proceeding (but not with respect to routine and immaterial office actions or other similar determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office or any foreign counterpart), regarding the validity or enforceability of any material Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property; or (2) any events which may reasonably be expected, individually or in the aggregate, to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Collateral Agent in relation thereto;
     (ii) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, not abandon, dedicate to the public, or permit to lapse, any Intellectual Property included in the Collateral;
     (iii) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, take commercially reasonable actions to protect against and prosecute infringements, dilutions, misappropriations, and other violations of Intellectual Property included in the Collateral (including, without limitation, commencement of a suit), and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property, except as shall be consistent with commercially reasonable business judgment and in a manner that would not reasonably be expected, individually or in the aggregate, to materially and adversely affect the value of any Intellectual Property included in the Collateral or the rights and remedies of the Collateral Agent in relation thereto;
     (iv) not grant any exclusive license to any other Person with respect to any material Intellectual Property included in the Collateral, other than as expressly permitted by the Indenture, or consent to amend any Intellectual Property License in a manner that (1) would materially detract from the value of the Collateral taken as a whole or materially interfere with the ordinary conduct of the business of the Grantors or (2) could reasonably be likely to materially and adversely affect the Lien on a material portion of the Intellectual Property included in the Collateral created hereby;
     (v) adequately control the quality of goods and services offered by any licensees of its material Trademarks necessary for the conduct of its business to maintain such standards;

     (vi) not take any act or knowingly omit to take any act whereby any material Intellectual Property included in the Collateral may become forfeited, dedicated to the public, abandoned, invalidated or materially impaired in any way;
     (vii) take all commercially reasonable steps necessary to protect the confidentiality of all of its material trade secrets;
     (viii) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, evaluate its disaster recovery and backup needs on a reasonably continuous basis and implement plans and systems that reasonably address its assessment of risk; and
     (ix) not deliver, license or make available the source code for any material software included in the Collateral to any Person who is not an employee of Grantor, and not subject any material software included in the Collateral to the terms of any “open source” or other similar license that provides for any source code of such software to be disclosed, licensed, publicly distributed, or dedicated to the public, in each case other than in the ordinary course of business as generally conducted by the Grantor over a period of time or otherwise consistent with commercially reasonable business judgment.
          (b) If any Grantor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property (other than Excluded Assets), then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party (except as expressly set forth in Section 3 hereof). Within ninety (90) days after the end of each fiscal year, each Grantor shall promptly provide to the Collateral Agent written notice of any such Intellectual Property which is the subject of a registration or application in the PTO or United States Copyright Office (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a registration or application) and deliver to the Collateral Agent a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement, as applicable, or such other instrument in form and substance reasonably acceptable to the Collateral Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to evidence, record or perfect the Collateral Agent’s security interest in such Intellectual Property. Further, in connection with such written notice provided in the immediately preceding sentence, each Grantor shall prepare and deliver to the Collateral Agent an amended Schedule 6 to include any applications or registrations for Intellectual Property included in the Collateral (but the failure to so modify such Schedules shall not be deemed to affect the Collateral Agent’s security interest in or lien upon such Intellectual Property).
          (c) Such Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex III-A, a Patent Security Agreement in substantially the form of Annex III-B and a Trademark Security Agreement in substantially the form of Annex III-C, as applicable in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable.

          (d) Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in any Intellectual Property included in the Collateral.
          5.12. Limitation on Liens on Collateral. Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted pursuant to the Indenture, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties and the other holders of the Obligations in and to any of the Collateral against the claims and demands of all Persons whomsoever.
          5.13. Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, except as expressly permitted pursuant to the Indenture.
          5.14. Limitations on Discounts, Compromises, Extensions of Receivables. Such Grantor shall not grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, other than in the ordinary course of business as generally conducted by the Company over a period of time or otherwise consistent with commercially reasonable business judgment.
          5.15. [Intentionally Omitted].
          5.16. Letter-of-Credit Rights. Such Grantor shall instruct all issuers and nominated persons under letters of credit for an amount in excess of $500,000 under which the Grantor is the beneficiary or assignee (including the letters of credit described on Schedule 7) to make all payments thereunder to the Collateral Account.
          5.17. Commercial Tort Claims. With respect to any Commercial Tort Claims in excess of $500,000 individually or $1,000,000 in the aggregate in value, it shall deliver to the Collateral Agent a completed pledge supplement, substantially in the form of Annex IV attached hereto.
          5.18. Collateral in the Possession of a Bailee. If any Grantor’s Inventory or other Goods are at any time in the possession of a bailee located in the United States, an Event of Default has occurred and is continuing, and the fair market value of such Inventory or Goods in the possession of such bailee exceeds $500,000, such Grantor shall promptly notify the Collateral Agent thereof and shall use commercially reasonable efforts to promptly obtain an acknowledgement from such bailee, in form and substance reasonably satisfactory to the Collateral Agent.

               SECTION 6. REMEDIAL PROVISIONS
          6.1. Certain Matters Relating to Receivables.
          (a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default and the exercise of remedies under Section 6 of the Indenture. At any time after the occurrence and during the continuance of an Event of Default and the exercise of remedies under Section 6 of the Indenture, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.
          (b) During the continuance of an Event of Default and upon the exercise of remedies under Section 6 of the Indenture, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.
          6.2. Communications with Obligors; Grantors Remain Liable.
          (a) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, but shall not be obligated to, (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
          (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3. Investment Property.
          (a) Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Indenture, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Indenture) which would impair the Collateral or the Collateral Agent’s security interest therein or result in any violation of any provision of any Note Document. In the case of ULC Shares, (i) the provisions of this Section 6.3(a) are subject to Section 8.18 of this Agreement, (ii) the rights of the Grantor are described for greater certainty only and (iii) nothing in this paragraph creates any rights of the Collateral Agent against the ULC Issuer.
          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give ten (10) calendar days prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive, or, in the case of ULC Shares, the applicable Grantor shall deliver to the Collateral Agent, any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and shall make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) except in the case of ULC Shares where such shares are not being realized upon hereunder, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Except in the case of ULC Shares, each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and any such Issuer party hereto agrees to, (i) comply with any instruction received by it from the Collateral Agent in writing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. The Collateral Agent agrees that it shall not send any such instruction unless (A) an Event of Default has occurred and is continuing and (B) such instruction is otherwise in accordance with the terms of this Agreement.
          6.4. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the exercise of remedies shall have commenced under Section 6 of the Indenture, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5. Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Agent, or, if and whenever any Event of Default has occurred and is continuing, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, any Securities Account or any Deposit Account, and any proceeds of the guarantee set forth herein, in payment of the Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by the Collateral Agent towards the payment of the Obligations shall be made in the following order): first, to unpaid and unreimbursed costs, expenses and fees of the Trustee and the Collateral Agent (including fees and expenses of counsel and agents, and to reimburse ratably any other Secured Parties which have advanced any of the same to the Collateral Agent), second, to the Trustee, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amount of the Obligations then due and owing and remaining unpaid to the Secured Parties, and third, to the Trustee, for application by it toward prepayment of the Obligations, pro rata among the Secured Parties according to the amount of the Obligations then held by the Secured Parties. Any balance of such Proceeds remaining after the Obligations have been paid in full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same. For purposes of this Section, to the extent that any Obligation is unmatured, unliquidated or contingent at the time any distribution is to be made pursuant to clause second above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Obligations become matured, liquidated and/or payable at which time such amounts shall be distributed to the holders of such Obligations to the extent necessary to pay such Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Collateral Agent may conclusively rely upon information provided to it by the holder of the relevant Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Obligations.

          6.6. Code and Other Remedies. Subject, in the case of ULC Shares, to the provisions of Section 8.18 of this Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Note Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable fees, costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          6.7. Pledged Stock.
          (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Indenture.
          6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.
          6.9. Intellectual Property.
          (a) At any time after the occurrence and during the continuance of an Event of Default, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments, in favor of the Collateral Agent or its designee, of such Grantor’s rights, title, and interests in, to and under the Intellectual Property included in the Collateral in recordable form as applicable, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
          (b) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties, to enforce the Intellectual Property included in the Collateral. In the event of such suit, each Grantor shall, at the request of the Collateral Agent, do any and all lawful acts, including joinder as a party, and execute any and all documents requested by the Collateral Agent in aid of such enforcement, and the Grantors shall promptly compensate, reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.9(b). In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property included in the Collateral, each Grantor agrees, at the request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement or other violation of rights in, diminution in value of, or other damage to any of the Intellectual Property included in the Collateral by any Person.

          (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license and sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable Requirements of Law, with rights of sublicense, any of the Intellectual Property included in the Collateral now or hereafter owned by or licensed to such Grantor, wherever the same may be located; provided that (i) the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks, and (ii) any sublicenses duly granted by Collateral Agent under this license grant shall survive in accordance with their terms, notwithstanding the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Agent’s rights and remedies. The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
               SECTION 7. THE COLLATERAL AGENT
          7.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.
          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name (except in the case of rights related to ULC Shares), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or advisable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Note Documents, use any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) in preparing for sale, advertising for sale, or selling inventory or other Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing and it is exercising remedies in accordance with the terms of this Agreement and the Indenture.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

          (c) The fees, expenses and rights of reimbursement and indemnification (including reasonable fees and expenses of counsel and agents) of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be additional Obligations secured hereby and shall be payable by such Grantor to the Collateral Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.
          7.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own Corporate Trust accounts generally. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own bad faith, gross negligence or willful misconduct.
          7.3. Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired and wherever located.”
          7.4. Authority, Immunities and Indemnities of Collateral Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement, including but not limited to any action taken or not taken by the Collateral Agent, the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the

Indenture and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Indenture and that the provisions of the Indenture applicable to the Collateral Agent are herein incorporated by reference as though fully set forth in this Agreement. The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          7.5. Intellectual Property Filings. Each Grantor shall execute and/or submit filings with the PTO or United States Copyright Office (or any successor office), as applicable, including this Agreement, the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder.
          SECTION 8. MISCELLANEOUS
          8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9 of the Indenture.
          8.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.02 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or to such other address as such Grantor may notify the Collateral Agent in writing; provided further that notices to the Collateral Agent shall be addressed as follows, or to such other address as may be hereafter notified by the Collateral Agent:
c/o The Bank of New York Mellon Trust Company, N.A.,
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust
Telephone: (312) 827-8639
Telecopy: (312) 827-8542
Email: yolanda.ash@bnymellon.com
with a copy to:
Drinker Biddle & Reath LLP
191 North Wacker Drive, Suite 3700
Chicago, Illinois 60606
Attention: Steven M. Wagner
Telephone: (312) 569-1216
Telecopy: (312) 569-3216
Email: steven.wagner@dbr.com

          8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4. Enforcement Expenses; Indemnification.
          (a) Each Grantor agrees to compensate the Collateral Agent as provided in the Indenture, and to pay, or reimburse the Collateral Agent for, all its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Note Documents to which such Grantor is a party, including the reasonable fees and disbursements of counsel and agents.
          (b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Sections 7 and 12 of the Indenture.
          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Note Documents, and the resignation or removal of the Collateral Agent.
          8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement, except as permitted by the Indenture, and unless so permitted, each such assignment, transfer or delegation by any Grantor shall be void.
          8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture or any other Note Document, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.
          8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the Trustee and the Collateral Agent.
          8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10. Integration. This Agreement and the other Note Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Documents.
          8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13. Acknowledgements. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;
          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
          8.14. Additional Grantors; Supplements to Schedules. (a) Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.15 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an assumption agreement in the form of Annex I hereto.
          (b) The Grantors may deliver to the Collateral Agent supplements to the Schedules to this Agreement as necessary to reflect changes thereto arising after the date hereof. Such supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent.

          8.15. Releases.
          (a) At such time as the Notes and all other Obligations have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent) as such Grantor may reasonably request to evidence such termination.
          (b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Lien created pursuant to this Agreement in such Collateral shall be released as provided in the Indenture, and upon delivery of an Officer’s Certificate and Opinion of Counsel in accordance with the Indenture, the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby. A Subsidiary Guarantor shall be released from its obligations hereunder as provided in the Indenture, including in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture, and upon delivery of an Officer’s Certificate and Opinion of Counsel in accordance with the Indenture, the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent for the release of such Grantor from its obligations hereunder.
          (c) The Collateral Agent and the other Secured Parties agree that the Collateral of any Guarantor shall be released and all Liens terminated with respect thereto to the extent required or permitted by the Indenture and the Intercreditor Agreement, if any.
          8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.17. Intercreditor Agreement. IN THE EVENT AN INTERCREDITOR AGREEMENT IS IN EFFECT IN ACCORDANCE WITH THE INDENTURE, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., IN ITS CAPACITY AS COLLATERAL AGENT HEREUNDER IS SUBJECT TO THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG MERGE HEALTHCARE INCORPORATED, THE OTHER GRANTORS

PARTY THERETO, THE COLLATERAL AGENT FOR THE EXISTING SECURED PARTIES NAMED THEREIN, THE INITIAL ADDITIONAL COLLATERAL AGENT NAMED THEREIN AND EACH ADDITIONAL AUTHORIZED REPRESENTATIVE FROM TIME TO TIME PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
     8.18. ULC Shares. Each Grantor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Collateral Agent and such Grantor that neither the Collateral Agent nor any other Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Indenture or any other Note Document to which such Grantor and one or more of the other parties hereto are party, where a Grantor is the registered and beneficial owner of ULC Shares which constitute Collateral, such Grantor will remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any other Secured Party or any other Person on the books and records of the applicable ULC. Accordingly, such Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of stock certificates, which shall be delivered to the Collateral Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to the Collateral Agent nor subject to a security interest pursuant hereto. Nothing in this Agreement, the Indenture or any other agreement or document is intended to, and nothing in this Agreement, the Indenture or any other agreement or document shall, constitute the Collateral Agent, any other Secured Party, or any other Person other than a Grantor, a member or shareholder of a ULC for the purposes of any ULC Laws, until such time as ten (10) calendar days prior written notice is given to the Grantor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent, any other Secured Party or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof or of the Indenture or any other agreement or document would have the effect of constituting the Collateral Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom or therefrom and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement, the Indenture or any other agreement or document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares. Except upon the exercise of rights of the Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, such Grantor shall not cause or permit, or enable an Issuer that is a ULC to cause or permit, the Collateral Agent or any other Secured Party to, (a) be registered as a shareholder or member of such Issuer, (b) have any notation entered in their favor in the share register of such Issuer, (c) be held out as shareholders or members of such Issuer, (d) receive, directly or indirectly, any dividends, property or other distributions from such Issuer by reason of the Collateral Agent holding the security interests in the ULC Shares, or (e) act as a shareholder or member of such Issuer, or exercise any rights of a shareholder or member including the right to attend a meeting of shareholders or members of such Issuer or to vote its ULC Shares.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

MERGE HEALTHCARE INCORPORATED, a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

AMICAS, INC., a Delaware corporation
By:	/s/ Steven Oreskovich
	Name:	Steven Oreskovich
	Title:	Chief Financial Officer

MERGE ASSET MANAGEMENT CORP., a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

MERGE CAD INC., a Washington corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

MERGE ECLINICAL INC., a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

MERGE EMED, INC., a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

CEDARA SOFTWARE (USA) LIMITED, a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

REQUISITE SOFTWARE INC., a Delaware corporation
By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

CONFIRMA EUROPE LLC, a Washington limited liability company
By:	Merge CAD Inc., its Manager

By:	/s/ Ann Mayberry-French
	Name:	Ann Mayberry-French
	Title:	Secretary

EMAGEON INC., a Delaware corporation
By:	/s/ Steven Oreskovich
	Name:	Steven Oreskovich
	Title:	Chief Financial Officer

AMICAS PACS, CORP., a Delaware corporation
By:	/s/ Steven Oreskovich
	Name:	Steven Oreskovich
	Title:	Chief Financial Officer

CAMTRONICS MEDICAL SYSTEMS, LTD., a Wisconsin corporation
By:	/s/ Steven Oreskovich
	Name:	Steven Oreskovich
	Title:	Chief Financial Officer

ULTRAVISUAL MEDICAL SYSTEMS CORPORATION, a Delaware corporation
By:	/s/ Steven Oreskovich
	Name:	Steven Oreskovich
	Title:	Chief Financial Officer

Agreed and Accepted: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:	/s/ Yolanda Ash
	Name:	Yolanda Ash
	Title:	Associate